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                                                                   EXHIBIT 10.18

                                       Lease
                                       -----
                                       13000 Deerfield Pkwy, Alpharetta, GA

                                 OFFICE LEASE

STATE OF GEORGIA
COUNTY OF DEKALB

     THIS LEASE (the "Lease"), is made this the 14 day of October, 1999, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP d/b/a Highwoods Properties, a North Carolina limited partnership, "Landlord" and M&I DATA SERVICES, a division of Marshall & Ilsley Corporation, a Wisconsin corporation, hereinafter "Tenant."

                             W I T N E S S E T H :

     Upon the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord property referred to as the Premises, all as follows:

     1. PREMISES. The property hereby leased to Tenant is that area shown on Exhibit "A" hereto attached, which consists of approximately 11,731 rentable
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square feet ("Rentable Area"), which is located in what is sometimes called the
Highwoods Center at Deerfield Building (the "Building"), located at 13000 Deerfield Parkway, Suite 112 , Alpharetta, Fulton County, State of Georgia (the "Premises"). As used herein, "Tenant's Share" shall mean a fraction, the numerator of which shall be the Rentable Area, and the denominator of which shall be the gross rentable area of the Building. Tenant's Share is deemed to be twenty-four percent (24%).

     If Landlord and Tenant desire for improvements to be made to the Premises prior to the Commencement Date such improvements shall be made pursuant to the workletter attached hereto as Addendum One (the "Workletter").

     2. TERM. This Lease Term (the "Term") is for sixty-two (62) months, and shall commence sixty (60) days after Landlord's receipt of an original fully executed Office Lease from Tenant and approved Plans (as defined in the Workletter) from Tenant, estimated to be October 1, 1999 ("Commencement Date"), and shall expire (unless sooner terminated or extended as herein provided) at noon on November 30, 2004 ("Expiration Date"). In the event Landlord shall permit Tenant to take possession of the Premises prior to the Commencement Date referenced above, all the terms and conditions of this Lease shall apply. Notwithstanding the foregoing, Tenant shall be able to access the space two (2) weeks prior to the Commencement Date, at no cost and Rent-free, during which time Tenant shall be allowed to install Tenant's furniture, communications equipment, and complete Tenant's communications cabling into the workstations, but not to conduct business. The Commencement Date shall not be deemed to occur until Tenant shall have been given the full two week period to make the aforesaid installations.

     If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date, then this Lease shall not be void or voidable, no obligation of Tenant shall be affected thereby, and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession; provided, however, that in such event, the Commencement Date and Expiration Date of this Lease, and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord's delivery of possession to Tenant, provided, however, that notwithstanding any provision to the contrary, Tenant shall be given the full two (2) week period described above to install Tenant's furniture, communications equipment and communications cabling before the Commencement Date shall be deemed to occur. Subject to the provisions hereof regarding "force majeure" and "Delays," as hereinafter defined, for each day in delivery of possession to Tenant after seventy-five (75) days after Landlord's receipt of an original fully executed Office Lease from Tenant and approved plans (as defined in the Workletter) from Tenant, Landlord shall, as Tenant's sole remedy or recourse, grant to Tenant one (1) day of free rent to compensate for loss or damage suffered by Tenant by reason of such delay. The above, however, is subject to the provision that the period permitted for the delay of delivery of possession of the Premises shall not exceed one hundred (100) days after the Commencement Date set forth above in this Section 2 (except that those delays beyond Landlord's control, including, without limitation, those encompassed in the meaning of the term "force majeure", or caused by Tenant (the "Delays") shall be excluded in calculating such period). If Landlord does not deliver possession to Tenant within such period, then Tenant may terminate this
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Lease by written notice to Landlord; provided, that written notice shall be ineffective if given after Tenant takes possession of any part of the Premises, or if given more than one hundred twenty (120) days after the original Commencement Date plus the time of any Delays. Unless expressly otherwise provided herein, Rent (as hereinafter defined) shall commence on the earlier of forty-five (45) days after: (i) the Commencement Date; (ii) occupancy of the Premises by Tenant to conduct business; (iii) the date Landlord has the Premises ready for occupancy by Tenant, as such date is adjusted under the Workletter, if any, attached hereto; or (iv) the date Landlord could have had the Premises ready had there been no Delays attributable to Tenant, provided, however, Tenant has been given the two (2) full week period for installation as provided above, before the forty-five (45) day free Rent period commences. Unless the context otherwise so requires, the term "Rent" as used herein includes both Base Rent and Additional Rent as set forth in Section 4.

     If the Expiration Date, as determined herein, does not occur on the last day of a calendar month, then Landlord, at its option, may extend the Term by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Term and Expiration Date may be set forth in a commencement letter (the "Commencement Letter") prepared by Landlord and executed by Tenant.

     3. USE. The Premises may be used only for general office purposes (the "Permitted Use"), but for no other use without Landlord's prior written consent. Tenant shall never make any use of the Premises which is in violation of any governmental laws, rules or regulations, whether now existing or hereafter enacted or which is in violation of the general rules and regulations for tenants as may be developed or modified from time to time by Landlord effective as of the date delivered to Tenant or posted on the Premises providing such rules are uniformly applicable to all tenants in the Building (the "Rules and Regulations"), nor may Tenant make any use of the Premises not permitted, or otherwise prohibited, by any restrictive covenants which apply to the Premises. Tenant may not make any use that is or may be a nuisance or trespass, which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building. In the event of an increase in any of Landlord's insurance premiums which results from Tenant's use or occupancy of the Premises, if Tenant does not pay Landlord, on demand, the amount of such increase, Landlord may treat such use as a default hereunder.

     4. RENT. As used herein, the term "Rent" shall mean Base Rent (as hereinafter defined) plus Additional Rent (as hereinafter defined). Tenant shall pay to Landlord Rent, on or before the first day of each calendar month during the Term (except that the first forty-five (45) days of the Term shall be Rent-free pursuant hereto), without previous demand or notice therefor by Landlord and without set off or deduction; provided, however, if the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be prorated for the period between the Commencement Date and the last day of the month in which the Commencement Date falls. Notwithstanding anything contained herein to the contrary, Tenant's obligation to pay Rent under this Lease is completely separate and independent from any of Landlord's obligations under this Lease. For each monthly Rent payment Landlord receives after the fifth (5th) day of the month, Landlord shall be entitled to all remedies provided under Sections 13 and 14 below, and a late charge in the amount of five percent (5%) of all Rent due for such month. If Landlord presents Tenant's check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to all remedies provided under Sections 13 and 14 below and a lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less. Landlord agrees to accept regular monthly Rent payments using Automated Clearing House (ACH) and agrees to execute paperwork as necessary to allow such payment process.

     Provided, however, Landlord shall not be entitled to call a default under Sections 13 or 14 below, and same shall not be deemed a default, upon the initial failure, during any lease year, of Tenant to pay Rent as herein provided, until and unless Landlord gives to Tenant written notice of such failure and Tenant has not, within five (5) days of receipt (or deemed receipt) of such notice, cured such failure to pay. Landlord shall be required to give only two (2) such notices during any lease year.

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     4.1  BASE RENT.  For the first fourteen (14) months of the Term, Base Rent shall be payable, in advance, in equal monthly installments of $ 15,348.06 (subject to the 45-day Rent abatement provided above) and thereafter shall be increased pursuant to Section 27 below or as set forth on Lease Addendum No. Two.

     4.2 ADDITIONAL RENT. As used in this Lease, the term "Additional Rent" shall mean all sums and charges, excluding Base Rent, due and payable by Tenant under this Lease, including, but not limited to, the following:

          (a) sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same; provided, however, if any such sales or use tax shall be imposed on Landlord and Landlord shall be prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent, then Landlord, upon sixty (60) days prior written notice to Tenant, may terminate this Lease, unless, legally, Tenant can and does reimburse Landlord for such tax.

          (b) Tenant's Proportionate Share (as hereinafter defined) of the increase in Landlord's Operating Expenses (as hereinafter defined) as set forth in Addendum Number Two.

     5. UTILITIES AND SERVICES. Tenant shall promptly pay the cost of all janitorial (Tenant shall contract with a company of Tenant's choice for such janitorial service) and utility services furnished to the Premises, including, but not limited to, gas, water, electricity, garbage collection and other sanitary services, and any initiation fees for any of the foregoing. In the event Landlord furnishes any utility service to the Premises, Tenant shall promptly pay Tenant's Share of the cost of any such utility to Landlord within ten (10) days of receiving a statement showing any amount due. Landlord may reasonably adjust Tenant's Share for purposes of this paragraph if Landlord reasonably determines that Tenant's use of the Premises justifies a disproportionate allocation of utility cost to Tenant. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant.

     Landlord shall further provide to Tenant at no additional cost to Tenant
5.87 unreserved parking spaces per each 1,000 rentable square feet of the Premises and as expanded from time to time.

     Tenant shall report to Landlord immediately any defective condition in or about the Premises known to Tenant and if such defect is not so reported and such failure to promptly report results in other damage, Tenant shall be liable for same. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service, except if caused by the negligence or willful misconduct of the Landlord or its agents, contractors or employees.

     If as a result of any failure by Landlord to furnish or delay in furnishing any of the services described in this section, the Premises are rendered substantially untenantable for a period of seventy-two (72) consecutive hours and the Tenant does not occupy or use the Premises due to such untenantability, then, commencing upon the expiration of said 72-hour period, all Rent shall be equitably abated retroactively for the duration of such untenantability.

     6.   TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES; LANDLORD'S DUTIES
AND RIGHTS. Subject to the terms of the attached Workletter, if any, Tenant's occupancy of the Premises is Tenant's representation to Landlord that Tenant has examined and inspected the same, finds the Premises to be as represented by Landlord and satisfactory for Tenant's intended use, and constitutes Tenant's acceptance "as is." Landlord makes no representation or warranty as to the condition of said Premises, except as set forth in this Lease and the Workletter. Landlord shall complete, at Landlord's expense, the Tenant Improvements as defined in the Workletter pursuant thereto. During Tenant's move-in, a representative of Tenant must be on-site with Tenant's moving company to insure proper treatment of the Building and the Premises. Elevators in multi-story office buildings must remain in use for the general public during business hours as defined herein in Section 5. Any specialized use of elevators must be coordinated with Landlord's property manager. Tenant must properly dispose of all packing material and refuse in

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accordance with the Rules and Regulations. Any damage or destruction to the
Building or the Premises due to moving will be the sole responsibility of Tenant. Tenant shall deliver at the end of this Lease each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by insured casualty excepted. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises except upon written notice by Landlord. Tenant shall: (i) keep the Premises and fixtures in good order; (ii) make repairs and replacements to the Premises or Building needed because of Tenant's misuse or primary negligence; (iii) repair and replace special equipment or decorative treatments installed by or at Tenant's request and that serve the Premises only, except if this Lease is ended because of casualty loss or condemnation; and (iv) not commit waste. Tenant, however, shall make no structural or interior alterations of the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. If Tenant requires alterations, Tenant shall provide Landlord's managing agent with a complete set of construction drawings, and such agent shall then determine the actual cost of the work to be done (to include a construction supervision fee of five percent (5%) to be paid to Landlord's managing agent if such alterations will cost in excess of $10,000.00). Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations. On termination of this Lease or vacation of the Premises by Tenant, Tenant shall restore the Premises, at Tenant's sole expense, to the same condition as existed at the Commencement Date, ordinary wear and tear and damage by insured casualty only excepted. Landlord, however, may elect to require Tenant to leave alterations performed for Tenant unless at the time of such alterations Landlord agreed in writing such alterations could be removed on the Expiration Date, upon the termination of this Lease or upon Tenant's vacation of the Premises.

     Notwithstanding any provision to the contrary, Tenant shall be permitted without Landlord's consent being required to install its card access and security system and cabling and wiring as may be necessary from time to time for the operation of its business and shall be permitted to remove the hardware of said card access and security system and repair the Premises if any damage is caused by said removal, but shall not be required to remove the wiring or cabling. The requirement to provide construction drawings and pay a construction supervision fee shall not be applicable to such installations.

     Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any claim of lien or other lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant's agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after the filing thereof. Should Tenant fail to discharge such lien within such ten (10) day period, then Landlord may discharge the same, in which event Tenant shall reimburse Landlord, on demand, as Additional Rent, for the amount of the lien or the amount of the bond, if greater, plus all administrative costs incurred by Landlord in connection therewith. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING.

     Notwithstanding anything to the contrary set forth above in this Section 6, if Tenant does not perform its maintenance obligations in a timely manner as set forth in this Lease, commencing the same within thirty (30) days after receipt of written notice from Landlord specifying the work needed and thereafter diligently and continuously pursuing completion of unfulfilled maintenance obligations, then Landlord shall have the right, but not the obligation, to perform such maintenance, and any actual amounts so expended by Landlord shall be paid by Tenant to Landlord within thirty (30) days after demand, with interest at the maximum rate allowed by law (or the rate of twelve percent (12%) per annum, whichever is less) accruing from the date of expenditure through the date paid.

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     Except for repairs and replacements that Tenant must make under this
Section 6, Landlord shall pay for and make all other repairs and replacements to the Premises, common areas and Building (including Building fixtures and equipment). This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all exterior (outside of walls) systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements required under Section 6 shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement.

     7. DAMAGES TO PREMISES. If the Premises shall be partially damaged by fire or other casualty insured under Landlord's insurance policies, and if Landlord's lender(s) shall permit insurance proceeds paid as a result thereof to be so used, then upon receipt of the insurance proceeds, Landlord shall, except as otherwise provided herein, promptly repair and restore the Premises (exclusive of improvements made by Tenant, Tenant's trade fixtures, decorations, signs, and contents) substantially to the condition thereof immediately prior to such damage or destruction; limited, however, to the extent of the insurance proceeds received by Landlord. If by reason of such occurrence: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord's insurance policies; (iii) Landlord's lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (iv) the Premises is damaged in whole or in part during the last two years of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof, then Landlord may elect either to repair the damage as aforesaid, or to cancel this Lease by written notice of cancellation given to Tenant within forty-five (45) days after the date of such occurrence, and thereupon this Lease shall terminate. Tenant shall vacate and surrender the Premises to Landlord within fifteen (15) days after receipt of such notice of termination. In addition, Tenant may also terminate this Lease by written notice given to Landlord at any time between the one hundred twenty-first (121st) and one hundred fiftieth (150th) days after the occurrence of any such casualty, if Landlord has failed to restore the damaged portions of the Building (including the Premises) within one hundred twenty (120) days of such casualty. However, if Landlord is prevented by Delays as defined in Section 2, from completing the restoration within said one hundred twenty (120) day period, and if Landlord provides Tenant with written notice of the cause for the Delays within fifteen
(15) days after the occurrence thereof, such notice to contain the reason for the Delays and a good faith estimate of the period of the Delays caused thereby, then Landlord shall have an additional period beyond said one hundred twenty
(120) days, equal to the Delays in which to restore the damaged areas of the Building; and Tenant may not elect to terminate this Lease until said additional period required for completion has expired with the Building not having been substantially restored. In such case, Tenant's thirty (30) day notice of termination period shall begin to run upon the expiration of Landlord's additional period for restoration set forth in the preceding sentence. Upon the termination of this Lease as aforesaid, Tenant's liability for the Rent and other charges reserved hereunder shall cease as of the effective date of the termination of this Lease, subject, however, to the provisions for abatement of Rent hereinafter set forth.

     Unless this Lease is terminated as aforesaid, this Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace Tenant's improvements, trade fixtures, decorations, signs, and contents in the Premises in a manner and to at least a condition equal to that existing prior to their damage or destruction, and the proceeds of all insurance carried by Tenant on said property shall be held in trust by Tenant for the purposes of such repair, restoration, or replacement.

     If, by reason of such fire or other casualty, the Premises is rendered wholly untenantable, then the Rent payable by Tenant shall be fully abated, or if only partially damaged, such Rent and other charges shall be abated proportionately as to that portion of the Premises rendered untenantable, in either event (unless the Lease is terminated, as aforesaid) from the date of such casualty until the Premises have been substantially repaired and restored, or until Tenant's business operations are restored in the entire Premises, whichever shall first occur. Tenant shall continue the operation of Tenant's business in the Premises or any part thereof not so damaged during any such period to the extent reasonably practicable from the standpoint of prudent business management. However, if such damages or other casualty shall be caused by the negligence or other wrongful conduct of Tenant or of Tenant's subtenants, licensees, contractors, or invitees, or their respective

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agents or employees, there shall be no abatement of Rent. Except for the abatement of the Rent hereinabove set forth, Tenant shall not be entitled to, and hereby waives, all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair, or restoration.

     8. ASSIGNMENT-SUBLEASE. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet any part or all of the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any assignment or sublease to which Landlord may consent (one consent not being any basis that Landlord should grant any further consent) shall not relieve Tenant of any or all of its obligations hereunder. For the purpose of this Section 8, the word "assignment" shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or at any time Marshall & Ilsley Corporation is not publicly traded, the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation. Acceptance of Rent by Landlord after any non-permitted assignment shall not constitute approval thereof by Landlord. Notwithstanding the foregoing provisions of this Section 8, Tenant may assign or sublease part or all of the Premises without Landlord's consent to: (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, and continues the same Permitted Use as provided under Section 3. However, Landlord must be given prior written notice of any such assignment or subletting, and failure to do so shall be a default hereunder. Landlord will never consent to an assignment or sublease that might result in a use that conflicts with the rights of an existing tenant under its lease.

     In no event shall this Lease be assignable by operation of any law (except for mergers as provided above), and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title is paramount, and that it can do nothing to affect or impair Landlord's title.

     If Landlord consents to any assignment or subletting, Tenant shall pay all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the assignment or sublease transaction, including Landlord's reasonable attorneys' fees.

     If this Lease shall be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds the rentals to be paid to Landlord hereunder, attributable to the Premises or portion thereof so assigned or sublet, then 50% of any such excess shall be paid over to Landlord by Tenant but any such excess shall be determined after first deducting Tenant's actual out-of-pocket costs incurred in obtaining said assignment or sublease including without limitation, broker commissions, reasonable attorney fees not to exceed $500.00, tenant improvement expenses and advertising costs. If Landlord procures a permissible subtenant or assignee, Landlord shall be paid a market brokerage fee for such assistance.

     9. TENANT'S COMPLIANCE; INSURANCE REQUIREMENTS. Tenant shall comply with all applicable laws, ordinances and regulations affecting Tenant's use and occupancy of the Premises, now existing or hereafter adopted, including the Rules and Regulations.

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     Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord's managing agent, (presently Highwoods/Forsyth Limited Partnership and its affiliates) and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least TWO MILLION DOLLARS ($2,000,000), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant's use of the Premises, and which shall insure the indemnity provisions contained herein. Not more frequently than once every three (3) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on its personal property and fixtures located in the Premises and any improvements made by Tenant for their full replacement value and with coinsurance waived, and Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the same, regardless of the cause thereof.

     Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance reasonably satisfactory to Landlord. All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days' prior written notice to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, within ten (10) days after written notice from Landlord of such failure, Landlord may obtain such coverage and Tenant shall reimburse the cost thereof on demand.

     Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of which injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers' rights of subrogation. Subject to the foregoing, and except if caused by the gross negligence or wilful misconduct of the Landlord or its agents, contractors, or employees, Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising out of (i) Tenant's use of the Premises or any part thereof, (ii) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, or any part thereof, (iii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iv) any act or negligence of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant; and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including reasonable attorneys' fees actually incurred at standard hourly rates at all tribunal levels) arising in connection with any such claim or claims as described in (i) through (iv) above, or any action brought thereon. Notwithstanding any provision to the contrary, Landlord shall indemnify and hold Tenant harmless from and against any and all claims arising out of (i) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (ii) gross negligence of Landlord, or any officer, agent, employee, contractor or servant of Landlord; and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including reasonable attorneys' fees actually incurred at standard hourly rates at all tribunal levels ) arising in connection with the foregoing or any action brought thereon.

     If such action is brought against Landlord or Tenant, the other shall defend the same through counsel selected by such party's insurer, or other counsel acceptable to the other. Tenant assumes all risk of damage or loss to its property or injury or death to persons in, on, or about the Premises, from all causes except those caused by the negligence or wilful misconduct of the Landlord, or its agents, employees or contractors, or for which the law imposes liability on Landlord regardless of any attempted waiver thereof. The provisions of this paragraph shall survive the termination of this Lease.

     Landlord shall keep the Building, including the improvements, insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building.

     Each party shall keep its personal property and trade fixtures in the Premises and Building insured with the equivalent of ISO Special Form Property Insurance in the amount of the full replacement cost of the property and fixtures. Tenant shall also keep any non-standard improvements made to the Premises at Tenant's request after the Commencement Date insured to the same degree as Tenant's personal property.

     Tenant's insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder's ratings of at least A- and a financial rating of at least VI in the most current Best's Insurance Reports available on the Commencement Date, or if the Best's ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) include the non-procuring party as an additional insured as its interest may appear [other landlords or tenants may be added as additional insureds in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to the non-procuring party; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) be maintained during the entire Term and any extension terms. Tenant acknowledges it is responsible for paying the deductible to Tenant's insurance policies require by this Lease.

     10. SUBORDINATION-ATTORNMENT-LANDLORD FINANCING. Tenant agrees that this Lease will be either subordinate or superior to any mortgage heretofore or hereafter executed by Landlord covering the Premises, depending on the requirements of such mortgagee. Tenant, within ten (10) days after request to do so from Landlord or its mortgagee, will execute such agreement making this Lease superior or subordinate to any mortgage covering the Premises, and will agree to attorn to said mortgagee provided that in connection with any subordination, the mortgagee agrees not to disturb Tenant's possession hereunder so long as Tenant is not in default under this Lease beyond any applicable cure period. Landlord shall use its best efforts to provide for Tenant's benefit a nondisturbance agreement for all existing holders of mortgages affecting the Premises. Further, Tenant agrees to execute within five (5) days after request therefor, and as often as requested, estoppel certificates confirming any factual matter requested therein which is true and is within Tenant's knowledge regarding this Lease, the Premises, or Tenant's use thereof, including, but not limited to date of occupancy, Expiration Date, the amount of Rent due and date to which Rent is paid, whether or not Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable hereunder or knowledge of any default or breach by Landlord, and that this Lease together with any modifications or amendments is in full force and effect. Upon Tenant's written request, Landlord shall provide similar estoppel certificates within ten (10) days. Tenant shall attach to such estoppel certificate copies of all modifications or amendments.

     Tenant agrees to give any mortgagee of Landlord which has provided a non-disturbance agreement to Tenant, notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after written notice thereof is delivered to mortgagee as herein provided) to cure, any Landlord default hereunder; and Tenant agrees to accept such cure if effected by such mortgagee. No termination of this Lease by Tenant shall be effective until such notice has been given and the cure period has expired without the default having been cured. Further, Tenant agrees to permit such mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord's interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord's interest is so acquired. Tenant agrees to attorn to any successor Landlord.

     11. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the Building exterior, the exterior of the Premises (including any exterior doors), or the exterior walls thereof, or in any window therein, without the prior written consent of Landlord.

     12. ACCESS TO PREMISES. Landlord shall have the right, at all reasonable times, upon reasonable prior notice and if Tenant so desures, and makes available an authorized representative of Tenant, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, and (iii) to show the Premises to prospective mortgagees and purchasers. Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times upon reasonable prior notice and if Tenant so desires, and makes available an authorized representative of Tenant for inspection to show prospective tenants if within one hundred eighty (180) days prior to the Expiration Date as extended by any exercised option. Tenant, its agents, employees, invitees, and guests, shall have the right of ingress and egress to common and public areas of the Building, provided Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after hours, but in no event shall Tenant's use of and access to the Premises after hours compromise the security of the Building. Landlord shall have the right to enter the Premises at any time in the event of an emergency.

     13. DEFAULT. If Tenant: (i) fails to pay when due any Rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease; or
(ii) breaches any other agreement, covenant or obligation herein set forth and such breach shall continue and not be remedied within thirty (30) days after Landlord shall have given Tenant written notice specifying the breach, or if such breach cannot, with due diligence, be cured within said period of thirty
(30) days and Tenant does not within said thirty (30) day period commence and thereafter with reasonable diligence completely cure the breach within a reasonable period thereafter not to exceed ninety (90) days; or (iii) files (or has filed against it and not stayed or vacated within sixty (60) days after filing) any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court; or (iv) makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and appointment shall not have been stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors; then Tenant shall be in default hereunder, and, in addition to any other lawful right or remedy which it may have, Landlord at its option may do the following: (i) terminate this Lease; (ii) repossess the Premises, and with or without terminating, relet the same at such amount as Landlord deems reasonable; and if the amount for which the Premises is relet is less than Tenant's Rent and all other obligations of Tenant to Landlord hereunder, then Tenant shall immediately pay the difference on demand to Landlord, but if in excess of Tenant's Rent, and all other obligations of Tenant hereunder, the entire amount obtained from such reletting shall belong to Landlord, free of any claim of Tenant thereto; or (iii) without obtaining any court authorization, but only to the extent permitted by applicable law, lock the Premises and deny Tenant access thereto. All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant, shall be charged to and be a liability of Tenant. Landlord's reasonable attorneys' fees in pursuing any of the foregoing remedies, or in collecting any Rent due by Tenant hereunder, shall be paid by Tenant.

     All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant.

     The failure of Landlord or Tenant to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.

     No acceptance by Landlord of a lesser sum than the Base Rent, administrative charges, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease.

     In addition, no payments of money by Tenant to Landlord after the expiration or termination of this Lease after the giving of any notice by Landlord to Tenant shall reinstate or extend the Term, or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

     Tenant further agrees that Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents from Tenant.

     14.  MULTIPLE DEFAULTS.

          (a) Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other such or similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant default under this Lease on three (3) or more occasions during any twelve
(12) month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be deemed canceled and of no further force and effect.

          (b) Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on three (3) or more occasions during any twelve (12) month period, regardless of whether any such default is cured, then, in addition to all other remedies otherwise available to Landlord, Tenant shall, within ten (10) days after demand by Landlord, post a security deposit in, or increase the existing Security Deposit by, a sum equal to three (3) months' installments of Base Rent. Any security deposit posted pursuant to the foregoing sentence shall be governed by Section 20 below.

          (c) Should Tenant default under this Lease on three (3) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease with respect to a default by Tenant shall not apply.

     15. PROPERTY OF TENANT. Tenant shall pay, timely, any and all taxes levied or assessed against or upon Tenant's equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises. Tenant may, prior to the Expiration Date, remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant repairs all damages caused by such removal. If Tenant does not remove its property from the Premises upon termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

     16. BANKRUPTCY. Landlord and Tenant understand that, notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the "Code") may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that, in any event, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that, with respect to any such assumption or assignment, the term "adequate assurance" shall include at least the following:

          (a) In order to assure Landlord that the proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

          (b) Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Permitted Use allowed under Section 3 above and such proposed assignee shall continue to engage in the Permitted Use. It is understood that Landlord's asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

          (c) Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

     17. EMINENT DOMAIN. If all of the Premises, or such part thereof as will make the same unusable or not feasible for the continued operation of Tenant's business for the purposes contemplated by this Lease, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Landlord shall be entitled to receive and retain the entire award for the affected portion of the Building. Tenant shall have no right or claim to advance any claim against Landlord for any part of any award made to or received by Landlord for any taking and no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord ) for any moving expenses, loss of profits, or taking of Tenant's personal property (other than its leasehold estate) to which Tenant may be entitled. Any such award shall not reduce the amount of the award otherwise payable to Landlord, if any.

     18. ADA GENERAL COMPLIANCE. After the Commencement Date hereof, Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises, and Tenant shall use all reasonable efforts to fully comply with The Americans With Disabilities Act of 1990 (the "ADA"), except that Tenant shall only be required to make alterations or renovations with respect to ADA which are required because of Tenant's use or occupancy of the Premises after the Commencement Date. After the Commencement Date hereof, Landlord's responsibility for compliance with ADA shall include the common areas and restrooms of the Building, but not the Premises. The Landlord, at the Landlord's expense, shall deliver the Premises to the Tenant on the Commencement Date in compliance with all applicable codes, laws, rules and ordinances, including without limitation ADA.

     If Tenant receives any notices alleging violation of ADA relating to any portion of the Building or of the Premises; any written claims or threats regarding non-compliance with ADA and relating to any portion of the Building or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with ADA and relating to any portion of the Building or of the Premises, then Tenant shall, within ten (10) days after receipt of such, advise Landlord in writing, and provide Landlord with copies of any such claim, threat, action or investigation (as applicable).

     19. QUIET ENJOYMENT. If Tenant promptly and punctually complies with each of its obligations hereunder, Tenant shall have and enjoy peacefully the possession of the Premises during the Term hereof, provided that no action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, or give to Tenant any right to modify this Lease either as to term, rent payables or other obligations to be performed.

     20. SECURITY DEPOSIT. Except as otherwise set forth herein, Tenant shall deposit with Landlord no later than ninety (90) days prior to the expiration of the Term the sum of $16,523.36, which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder (the "Security Deposit"). Landlord shall provide written notice to Tenant of such obligation thirty (30) days prior to the due date of said Security Deposit. The Security Deposit shall not bear interest. If, at any time, Tenant fails to perform its obligations, then Landlord may, at its option, apply the Security Deposit, or any portion thereof required to cure Tenant's default; provided, however, if prior to the Expiration Date or any termination of this Lease, Landlord depletes the Security Deposit, in whole or in part, then immediately following such depletion, Tenant shall restore the amount so used by Landlord. Landlord agrees to give Tenant notice of its inspection of the Premises, allow Tenant to be present thereat and to conduct same within seven (7) days of the Expiration Date, or any termination of this Lease. Unless Landlord uses the Security Deposit to cure a default of Tenant, or to restore the Premises to the condition to which Tenant is required to leave the Premises upon the Expiration Date or any termination of the Lease, then Landlord shall, within thirty (30) days after the Expiration Date or any termination of this Lease, refund to Tenant any funds remaining in the Security Deposit. Tenant may not credit against or deduct the Security Deposit from any month's Rent.

     21. NOTICES. All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing. All notices, demands and requests by Landlord or Tenant shall be addressed as follows (or to such other address as a party may specify by duly given notice):

     RENT PAYMENT
     ADDRESS:       HIGHWOODS REALTY LIMITED PARTNERSHIP
                    P.O. Box 100488
                    Atlanta, Georgia 30384-0488
                    Tax ID# 56-1869557

     LEGAL NOTICE
     ADDRESS FOR
     LANDLORD:      HIGHWOODS REALTY LIMITED PARTNERSHIP
                    c/o Highwoods Properties, Inc.
                    Suite 600, 3100 Smoketree Court
                    Raleigh, North Carolina 27604
                    Attn: Manager, Lease Administration
                    Facsimile: (919) 876-2448
     WITH A
     COPY TO:       Highwoods Properties
                    2200 Century Parkway, Suite 800
                    Atlanta, Georgia 30345
                    Facsimile: (404) 325-4173

     TENANT:        M&I Data Services
                    4900 West Brown Deer Road
                    Brown Deer, Wisconsin 53223-0528
                    Attn: Ron Williquette
                    Facsimile: (414) 815-2327

     WITH A
     COPY TO:       M&I Data Services
                    13000 Deerfield Parkway, Suite 112
                    Alpharetta, Georgia
                    Attn: ________________________
                    Facsimile: ___________________

     Notices, demands or requests which Landlord or Tenant are required or desire to give the other hereunder shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party's address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall be sent concurrently in either the manner specified in section (ii) or (iii) above and written confirmation of receipt of transmission shall be provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with section (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to section (iii) above. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

     Notices may be given on behalf of any party by such party's legal counsel.

     22. HOLDING OVER. If Tenant shall hold over after the Expiration Date or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-sufferance and by such holding over Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance Tenant shall pay to Landlord (i) Base Rent at the rate equal to one hundred fifty percent (150%) of that provided for in the foregoing Section 4.1, as such rental amount may have been increased in accordance with the terms of such Section 4.1 hereof, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease. The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant. If Landlord loses a prospective tenant because Tenant fails to vacate the Premises on the Expiration Date or any termination of the Lease after notice to do so, then Tenant will be liable for such damages as Landlord can prove because of Tenant's wrongful failure to vacate.

     23.  RIGHT TO RELOCATE. (Intentionally Deleted)

     24. BROKER'S COMMISSIONS. Tenant represents and warrants that it has not dealt with any real estate broker, finder or other person, with respect to this Lease in any manner, except CB Richard Ellis whose address is 100 Galleria Parkway, Atlanta, Georgia 30339. Landlord shall pay only any commissions or fees that are payable to the above-named broker or finder with respect to this Lease pursuant to Landlord's separate agreement with such broker or finder. Tenant shall indemnify and hold Landlord harmless from any and all damages resulting from claims that may be asserted against Landlord by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by Tenant in the future), claiming to have dealt with Tenant in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this paragraph shall survive the termination of this Lease.

     25.  ENVIRONMENTAL COMPLIANCE.

     (a) Tenant's Responsibility. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Tenant covenants and agrees that the Premises will at all times during its use or occupancy thereof be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or material including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended (all hereafter collectively called "Laws"). Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request, concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

     (b) Tenant's Liability. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant's failure to comply with this Section 25 including, but not limited to: (i) the cost of bringing the Premises into compliance with all Laws and in a non-contaminated state, the same condition as prior to occupancy; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been brought into compliance with all Laws; and
(iii) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Section 25.

     (c) Property. For the purposes of this Section 25, the Premises shall include the real estate covered by this Lease; all improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground water, and surface water of the Premises, if the Premises includes any ground area.

     (d) Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the "Auditors") may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this Section 25. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant's Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Section 25. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 25, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant.

     (e) Landlord's Liability. Provided, however, the foregoing covenants and undertakings of Tenant contained in this Section 25 shall not apply to any condition or matter constituting a violation of any Law and Landlord shall indemnify, defend and hold harmless Tenant with respect to any loss, liability, claim, cause of action, costs and expenses (including without limitation reasonable attorneys' fees actually incurred at standard hourly rates) with respect thereto: (i) which existed prior to the commencement of Tenant's use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Tenant or Tenant's agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord's agents, employees, officers, partners, contractors, guests, or invitees.

     (f) Tenant's and Landlord's Liability After Termination of Lease. The covenants contained in this Section 25 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and Tenant and their successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 25 or Landlord has agreed to indemnify Tenant.

     26. MISCELLANEOUS. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section. The invalidity of any portion of this Lease shall not have any effect on the balance hereof. Should Landlord institute any legal proceedings against Tenant for breach of any provision herein contained, and prevail in such action, Tenant shall be liable for the costs and expenses of Landlord, including its reasonable attorneys' fees (at all tribunal levels). This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent. This Lease may not be recorded without Landlord's prior written consent, but Tenant agrees on request of Landlord to execute a memorandum hereof for recording purposes. The singular shall include the plural, and the masculine, feminine or neuter includes the other. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord's default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord's interest in the Building in which the Premises are located including the rental income and proceeds from sale; and
(ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment. This Lease shall be interpreted and enforced in accordance with the laws of the State of Georgia. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State of Georgia, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the "Effective Date".

     27. SPECIAL CONDITIONS OR ADDENDA. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control. If any addenda are noted below, such addenda are incorporated herein and made a part of this Lease.

          (a)  Addendum No. 1, Expense Stop;

          (b)  Addendum No. 2, Workletter;

          (c)  Addendum No. 3, Option To Extend Lease Term; and

          (d)  Addendum No. 4, Adjustment of Premises.

     RENTAL SCHEDULE
     ---------------

     The following schedule is the Base Rent payable per Paragraph 4 of this
Lease:

     Beginning December 1, 2000 through November 30, 2001, the monthly sum of Fifteen Thousand Three Hundred Forty-Eight Dollars and 06/100 ($15,348.06) for a total annual base rental of One Hundred Eighty-Four Thousand One Hundred Seventy-Six Dollars and 70/100 ($184,176.70).

     Beginning December 1, 2001 through November 30, 2002, the monthly sum of Fifteen Thousand Seven Hundred Thirty-One Dollars and 76/100 ($15,731.76) for a total annual base rental of One Hundred Eighty-Eight Thousand Seven Hundred Eighty-One Dollars and 12/100 ($188,781.12).

     Beginning December 1, 2002 through November 30, 2003, the monthly sum of Sixteen Thousand One Hundred Twenty-Five Dollars and 05/100 ($16,125.05) for a total annual base rental of One Hundred Ninety-Three Thousand Five Hundred Dollars and 65/100 ($193,500.65).

     Beginning December 1, 2003 through November 30, 2004, the monthly sum of Sixteen Thousand Five Hundred Twenty-Three Dollars and 36/100 ($$16,523.36) for a total annual base rental of One Hundred Ninety-Eight Thousand Two Hundred Eighty Dollars and 29/100 ($198,280.29).

     28. Y2K COMPLIANCE. Landlord acknowledges that it has undertaken or will undertake commercially reasonable efforts to determine whether building systems, including HVAC and fire safety, are "Year 2000 Compliant" and shall use its best efforts to provide to the Tenant prior to the execution of this Lease written evidence satisfactory to Tenant confirming that such building systems are "Year 2000 Compliant." The term "Year 2000 Compliant" means the building system has the ability for continued normal use and operation on all dates and times prior to, on and after January 1, 2000, without any material impairment of performance or functionality because of any date or time element or format contained in or utilized by any hardware, software, embedded microprocessor, or other component contained in, or necessary to the operation of, the building system. Landlord shall take commercially reasonable steps to make all building systems Year 2000 Compliant, and will give Tenant such notice as is commercially reasonable under the circumstances of any Year 2000 Compliant problems that may impair the normal use and operation of a building system or cause interruptions in services provided by Landlord. Landlord shall not be liable for any consequential damages arising out of the failure of any building system that is not Year 2000 Compliant.


                          [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal in four originals, all as of the day and year first above written:

     LANDLORD:                               TENANT:

     HIGHWOODS REALTY LIMITED                M&I DATA SERVICES, a division of
     PARTNERSHIP, a North Carolina           Marshall & Ilsey Corporation
     limited partnership

     By:  Highwoods Properties, Inc., its    By:     /s/ [ILLEGIBLE]^^
                                                     -----------------------
          general partner
                                                     Its:   CFO
                                                          ------------------

     By:  /s/ Gene Anderson                  Attest: /s/ [ILLEGIBLE]^^
          -------------------------                  -----------------------
          Gene Anderson,
          Senior Vice President                      Its: Vice president
                                                          ------------------

           10/14/99                                  9/15/99
     ------------------------------          -------------------------------
     Date Executed by Landlord               Date Executed by Tenant

                                                            (CORPORATE SEAL)

                                                                      Exh. 10.18

                                   ADDENDUMS

Addendum 1    Workletter
Addendum 2    Expense Stop
Addendum 3    Option to Extend Lease Term
Addendum 4    Adjustment of Premises

The above addendums to this document have been omitted. The addendums will be furnished supplementally to the Securities and Exchange Commission upon request.

                                                                      Exh. 10.18
                                                                     (continued)

                                    EXHIBITS

Exhibit A    Floor Plan
Exhibit B    Rules and Regulations


The above exhibits to this document have been omitted. The exhibits will be furnished supplementally to the Securities and Exchange Commission upon request.